Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our report dated June 18, 2015, with respect to the financial statements of Principal Exchange Traded Funds as of May 21, 2015 filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 333-201935).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 18, 2015